Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement of Care Investment Trust, Inc. and subsidiaries on Form S-8 (No. 333-145410) of our report dated July 14, 2010 related to the financial statements of SMC-CIT Holding Company, LLC as of and for the year ended December 31, 2009 included in Amendment No. 2 to this form 10-K/A.

/S/ Deloitte & Touche LLP

July 14, 2010